Exhibit 99.1

FOR IMMEDIATE RELEASE

AMAG PHARMACEUTICALS TO ACQUIRE CORD BLOOD REGISTRY

Expands Maternal Health Business with World’s Largest Newborn Stem Cell Collection & Storage Company

Transaction Expected to be Immediately Accretive

Investor Conference Call Today at 8:00 AM Eastern Time

WALTHAM, Mass., June 29, 2015 — AMAG Pharmaceuticals, Inc. (Nasdaq: AMAG) today announced that it has entered into a definitive agreement to acquire Cord Blood Registry® (CBR®), the world’s largest stem cell collection and storage company serving pregnant women and their families, for $700 million. The acquisition of CBR would expand AMAG’s suite of maternal health offerings and add a high-margin business with complementary commercial capabilities and attractive future growth opportunities to the AMAG portfolio.

CBR owns a state-of-the-art storage facility that houses more than 600,000 preserved umbilical cord blood and tissue stem cell units, which represents more than half of all privately stored cord units in the U.S.(1) CBR also partners with leading academic institutions that conduct clinical trials focused on evaluating the use of stem cells for regenerative medicine applications in diseases and conditions that have no cure today, including autism, cerebral palsy and pediatric stroke. To date, CBR has helped more families than any other cord blood company use their privately banked cord blood for established and investigational treatments.

In 2014, CBR generated pro forma revenue of approximately $126 million(2) and adjusted EBITDA of $45 million(2). CBR has historically driven double-digit growth of its base of units and adds more new clients per year than its three largest competitors combined.(1) Pro forma revenue(3) from storage fees accounted for nearly 50% of CBR’s total pro forma revenue in 2014 providing a predictable and sustainable base for potential future growth. AMAG is currently projecting 2015 pro forma revenue to be in line with or slightly above 2014 levels.

“CBR is a strong strategic fit for our maternal health business and will advance our strategy to pursue differentiated products in growing specialty markets,” said William Heiden, chief executive officer of AMAG. “CBR is the most recognized stem cell banking brand among healthcare providers and is the top choice for families who choose to store cord blood, not only for their known clinical uses today, but also for their broader potential future utility. Moreover, CBR’s sophisticated, consumer-driven marketing capabilities offer a compelling opportunity to reach a broader population of expectant mothers who may benefit from our product offerings in the maternal health space, including Makena.”

Mr. Heiden continued, “We look forward to welcoming the CBR team to AMAG and are excited about our ability to strengthen our maternal health business platform, while bolstering our efforts to serve patients and their families.”

(1)  CBR estimates.

(2)  See reconciliation tables later in this press release.

(3)  Excludes certain 2012 GAAP purchase accounting adjustments.

“Combining CBR with AMAG presents exciting opportunities for both companies,” said Geoff Crouse, chief executive officer of CBR. “CBR is poised for continued commercial success and future growth with our leading consumer healthcare expertise and the ongoing stem cell research studies in regenerative medicine. We look forward to being part of a company that has a track record of operational excellence and accelerating CBR’s growth strategy as a part of AMAG’s broader maternal health platform.”

Current Market Dynamics

Newborn stem cells have been used for more than 20 years in patients with over 80 serious diseases, including congenital diseases and those that present in childhood. Since 2005, 27 states, representing approximately 75 percent of the U.S. population, have passed some form of cord blood banking education legislation requiring that information be provided to pregnant women regarding all of their medically appropriate cord blood options. Despite the increase in research discoveries and clinical trial data on stem cells, as well as consistent growth of cord blood storage in the U.S., stem cells are currently collected from fewer than five percent of all U.S. births.

“As modern medicine advances, cord blood stem cells will continue to be an important resource in harnessing the body’s own potential to heal itself. Because a person’s own stem cells can be infused back into that individual without being rejected by the body’s immune system, cord blood stem cells have become an increasingly important focus of regenerative medicine research,” said Mahendra Rao, MD, PhD, Vice President for Regenerative Medicine at The New York Stem Cell Foundation Research Institute, and a founding member of CBR’s Scientific & Medical Advisory Board. CBR established the Scientific & Medical Advisory Board in February 2015 to provide guidance to the company regarding the latest scientific developments in stem cell research.

Financially Compelling Transaction

The transaction is expected to further diversify AMAG’s revenue base, be immediately accretive to adjusted EBITDA and earnings, and result in expense synergies of approximately $15 million annually. CBR’s revenue consists of upfront processing revenues for newly stored units, as well as a high-margin recurring revenue based on cumulative stored units. CBR’s growing base of installed units provides for an increasing mix of revenue from storage fees. The larger and more diversified forecasted revenues that we expect as a result of this transaction are projected to allow AMAG to achieve a lower overall cost of capital, with terms that provide more flexibility and borrowing capacity to consummate future transactions.

Enhanced Commercial Capabilities

The addition of CBR’s complementary commercial capabilities, which include digital and social media direct-to-consumer education and awareness initiatives that offer an effective way to reach pregnant women, as well as a sales force that calls on the nation’s busiest obstetricians and hospital labor and delivery units, will help expand AMAG’s reach in the maternal health market. A combined and expanded maternal health sales effort at AMAG will provide greater coverage of obstetricians which, along with CBR’s advanced consumer targeting and marketing expertise, will drive growth of Makena and CBR, and enable even stronger collaboration with healthcare providers and the broader maternal health community.

Transaction Details and Financing

The transaction has been unanimously approved by AMAG’s and CBR’s boards of directors. Closing of the transaction is subject to customary conditions, including expiration or termination of the waiting period under the Hart-Scott-Rodino (HSR) Antitrust Improvements Act of 1976. It is anticipated that the transaction will close in the third quarter of 2015. Following the close of the transaction, Mr. Crouse will continue to lead the CBR business, and AMAG intends to name other CBR executives who will be joining AMAG in the near future.

AMAG has secured $800 million in committed debt financing for the transaction from Jefferies Finance LLC and Barclays Capital which, in addition to AMAG’s existing balance sheet cash, is sufficient to finance the transaction, repay AMAG’s senior secured term loan and pay fees and expenses related to the transaction.

Advisors

Deutsche Bank and Jefferies LLC served as financial advisors to AMAG on the transaction. AMAG’s legal advisor is Goodwin Procter LLP. CBR’s and GTCR’s legal advisor is Kirkland & Ellis LLP. Jefferies Finance LLC and Barclays are serving as initial lenders and lead arrangers for the committed debt financing, and Jones Day served as their legal advisor.

Conference Call and Webcast

AMAG Pharmaceuticals, Inc. will conduct a conference call and webcast today at 8:00 a.m. Eastern Time to discuss the transaction and answer questions. This call can be accessed in the following ways:

•                  Via the website: At the AMAG Investors website: www.amagpharma.com/investors. The webcast replay will be available from approximately 11:00 a.m. ET on June 29, 2015 through midnight July 29, 2015.

•                  By telephone: The telephone dial-in in the U.S. is (877) 412-6083. For participants outside of the U.S., the dial-in number is (702) 495-1202. The access code for all callers is: 72383445. An audio replay will be available from approximately 11:00 a.m. ET on June 29, 2015 through midnight on July 6, 2015. The telephone dial-in to access a replay of the conference call is: (855) 859-2056. The replay access code for all callers is: 72383445.

About AMAG

As a high-growth specialty pharmaceutical company, AMAG Pharmaceuticals (NASDAQ: AMAG) uses its business and clinical expertise to bring medical therapies and other innovations to market that provide clear benefits and improve people’s lives. Based in Waltham, Mass., AMAG has a diverse portfolio of products in the areas of maternal health, anemia management and cancer supportive care. AMAG continues to work to expand the impact of these and future products for patients by delivering on its aggressive growth strategy, which includes organic growth, as well as the pursuit of products and companies that align with AMAG’s existing therapeutic areas or those that could benefit from its proven core competencies. For additional company information, please visit www.amagpharma.com.

About Cord Blood Registry

Cord Blood Registry® (CBR) is the world’s largest newborn stem cell collection and storage company. Founded in 1992, CBR is entrusted by parents with the storing of more than 600,000 cord blood and tissue units. CBR is dedicated to advancing the clinical application of newborn stem cells by partnering with leading research institutions to establish FDA-regulated clinical trials, requiring CBR processed cord blood, for conditions that have no cure today. CBR is AABB accredited, ISO certified, FDA registered, and has a state-of-the-art storage facility. CBR is a GTCR portfolio company. For more information, visit www.cordblood.com.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Any statements contained herein which do not describe historical facts, including but not limited to statements regarding expectations as to CBR’s strategic fit for AMAG’s maternal health business and its impact on AMAG’s strategy to pursue differentiated products in growing specialty markets, the opportunity to reach a broader population of expectant mothers and AMAG’s continuing plans to expand its maternal health product offerings; CBR being a high-margin business with strong scientific commitment and complementary commercial capabilities that will diversify AMAG’s revenue base; projections regarding 2015 pro forma revenue and the proposed transaction’s effects on adjusted EBITDA;

projections regarding anticipated cost synergies and predictability, sustainability, amount and mix of CBR’s projected revenues; AMAG’s beliefs that CBR is at the forefront of regenerative medicine, is the most recognized brand among healthcare providers and is a top choice for families; AMAG’s beliefs regarding CBR’s marketing capabilities; AMAG’s plans to strengthen its maternal health business platform, obtain greater marketing coverage of obstetricians and bolster efforts to serve patients and their families; beliefs that the CBR brand is poised for continued commercial success with increasing applications for the use of cord blood units in regenerative medicine and CBR’s positioning as leading consumer-driven healthcare in regenerative medicine; beliefs regarding the importance of cord blood stem cells now and in the future; expectations regarding CBR’s revenue mix and the loyalty of its customers; expected synergies and financial impact of the transaction; the expected timing for the closing of the transaction and AMAG’s expectations for financing the transaction, including the type of such financing; expectations regarding current CBR employees joining AMAG following the closing of the transaction and the contributions and responsibilities of those employees to AMAG’s and CBR’s continued operations; AMAG’s belief that it will be able to achieve a lower cost of capital, with terms that provide more flexibility and borrowing capacity to consummate future transactions; the sufficiency of committed debt financing and AMAG’s existing cash to finance the transaction, repay AMAG’s senior secured term loan and pay fees and expenses related to the transaction; and CBR’s plans to continue to advance the clinical application of newborn stem cells by partnering with leading research institutions to establish FDA-regulated clinical trials, requiring CBR processed cord blood, for conditions that have no cure today are forward-looking statements which involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward-looking statements. Statements about AMAG’s or CBR’s past financial results do not, and are not meant to, predict future results. AMAG can provide no assurance that such results and performance will continue.

Such risks and uncertainties include, among others, (1) the possibility that the closing conditions set forth in the definitive acquisition agreement, including those conditions related to antitrust clearance, will not be met and that the parties will be unable to consummate the proposed transaction, (2) the chance that, despite having a commitment in place, AMAG will be unable to secure financing, or financing on satisfactory or anticipated terms, in amounts sufficient to consummate the acquisition and the possibility that such financing may have a dilutive effect on AMAG’s current stockholders, (3) the possibility that, if the acquisition is consummated, AMAG may not realize the expected benefits, synergies and opportunities anticipated in connection with the transaction, including that the transaction will further diversify AMAG’s revenue base, be immediately accretive to adjusted EBITDA and earnings, with expected annual synergies of approximately $15 million annually, (4) the challenges of integrating CBR into the AMAG organization, including CBR’s commercial team, as well as AMAG’s ability to retain key CBR talent and the resulting disruptions to AMAG’s and CBR’s operations if it fails to do so, (5) AMAG’s ability to successfully continue the CBR business, including as a result of CBR’s service based business model, the market for stem cell research and the need for strategic pricing skills to optimize the forward looking business, (6) the potential for stem cell science and its recognition adoption and utility among the medical community, (7) the ethical, legal and social implications of stem cell research, and the possibility that negative public opinion about stem cell therapy may damage public perception of AMAG’s overall business and (8) such other risks identified in AMAG’s Securities and Exchange Commission (SEC) filings, including AMAG’s Annual Report on Form 10-K for the year ended December 31, 2014 and subsequent filings with the SEC. We caution you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made.

We disclaim any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

AMAG Pharmaceuticals® is a registered trademark of AMAG Pharmaceuticals, Inc. Cord Blood Registry® and CBR® are registered trademarks of CBR Systems, Inc.

Cord Blood Registry

Reconciliation of 2014 Non-GAAP Revenue

(unaudited, amounts in thousands)

2014
GAAP net revenue	$121,790
2012 purchase accounting deferred revenue impact	4,386
Pro forma net revenue	$126,176

Cord Blood Registry

Reconciliation of 2014 Non-GAAP Adjusted EBITDA

(unaudited, amounts in thousands)

2014
GAAP net income (loss)	$(15,136)
Income tax benefit	(8,662)
Interest expense, net	22,411
Depreciation & amortization	25,551
EBITDA	$24,164
2012 purchase accounting deferred revenue impact	4,386
Increase in deferred revenue, net	9,637
One-time employee retention expense	2,552
Stock compensation	2,329
Other	2,307
Pro forma adjusted EBITDA (cash basis)	$45,375

AMAG Pharmaceuticals, Inc. Contact:

Linda Lennox

Vice President, Investor Relations & Corporate Communications

617-498-2846

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